UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 25, 2005

UNIFY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-11807 (Commission File No.)	94-2710559 (I.R.S. Employer Identification No.)

2101 Arena Blvd. Sacramento, California (Address of principal executive offices)	95834 (Zip Code)

(916) 928-6400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Result of Operations and Financial Condition

The information in this Form 8-K and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On February 22, 2005, Unify Corporation (the “Company”) issued a press release regarding the Company’s financial results for its third fiscal quarter ended January 31, 2005. The full text of the Company’s press release is attached hereto as Exhibit 99.1

In the press release the Company provided certain non-GAAP financial measures, specifically, the reconciliation of GAAP net income to non-GAAP net income (loss) for both the most recently completed third quarter and the prior year third quarter, as well as a comparison on a year-to-date basis, year over year.

Reflected in the reconciliation were certain adjustments included in the measurement of GAAP net income that the Company believes are useful in explaining to investors its net income (loss) from ongoing operations.  The Company believes this non-GAAP measure is useful because it permits investors to evaluate important expense and recovery components that may not be apparent from use of the most directly comparable GAAP financial measure.

In the conference call referred to in the press release, the Company provided certain non-GAAP financial measures, including, the affect of certain adjustments on GAAP basis operating expenses in determining non-GAAP operating expenses, in comparison on a year-to-date basis, year over year, which the Company believes is useful because it permits investors to evaluate important expense and recovery components that may not be apparent from use of the most directly comparable GAAP financial measure.  A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures is set forth below:

Reconciliation of GAAP Net Loss to Non-GAAP Net Income (Loss):

	Quarter Ended Jan 31, 2005	Quarter Ended Jan 31, 2004	Nine Months ended Jan 31, 2005	Nine Months ended Jan 31, 2004

GAAP Net Income (Loss)	$(651,000)	$(470,000)	$(1,759,000)	$(553,000)

Adjustments :
Severance & Restructuring Charges	700,000		700,000	200,000
Acquisition related expenses	130,000		130,000
Write-down of Other Investments				175,000
Special Charges (Recoveries) (1)	(150,000)	8,000	(150,000)	110,000

Non-GAAP Net Income (Loss)	$29,000	$(462,000)	$(1,079,000)	$(68,000)

(1) Special charges (recoveries) related primarily to litigation expenses

In the conference call referred to in the press release, the Company also provided the ratio of “end user” software license revenues to “indirect” software license revenues for the most recently completed third quarter.

These non-GAAP financial measures exclude from the directly comparable GAAP measures, where applicable, the revenue that is being compared.  For example, the calculation of end user revenues excluded indirect revenues and vice versa.  A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures is set forth below.  The Company believes these non-GAAP measures are useful because they permit investors to evaluate changes in important revenue components that may not be apparent from use of the most directly comparable GAAP financial measure.

Software License Revenue

	Quarter End Jan. 31, 2005%		Quarter End Jan. 31, 2004%		Nine Months End Jan. 31, 2005%		Nine Months End Jan. 31, 2004%

End user revenue	$615,000	42%	$783,000	66%	$1,941,000	49%	$1,533,000	35%

Indirect revenue	853,000	58%	402,000	34%	1,992,000	51%	2,894,000	65%

Total Revenue (GAAP)	$1,468,000	100%	$1,185,000	100%	$3,933,000	100%	$4,427,000	100%

The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as reported by the Company may not be comparable to similarly titled items reported by other companies.  A transcript of the portions of the conference call discussing Non-GAAP financial measures is attached hereto as Exhibit 99.2.

ITEM 9.01. Financial Statements and Exhibits

c. Exhibits

Exhibit Number	Description

99.1	Press release dated February 22, 2005
99.2	Transcript of Portion of February 22, 2005 Conference Call

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Unify Corporation

(Registrant)

Date: February 25, 2005

By:	/s/ Peter J. DiCorti

Peter J. DiCorti
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated February 22, 2005
99.2	Transcript of Portion of February 22, 2005 Conference Call